UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2022

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 23, 2022, Mitek Systems, Inc., a Delaware corporation (the “Company”), entered into and closed the transactions contemplated by, that certain Purchase Agreement (the “Purchase Agreement”), by and among the Company and certain persons identified on Schedule I thereto (the “Sellers”). Pursuant to the Purchase Agreement, the Company, among other things, acquired 100% of the outstanding share capital of HooYu Ltd, a private company limited by shares organized under the laws of England and Wales (“HooYu”), from the Sellers (the “Acquisition”).
As consideration for the Acquisition, the Company paid aggregate consideration in the amount of £97.8 million in cash (the “Closing Consideration”), as such amount may be adjusted for transaction expenses and indebtedness. Pursuant to the Purchase Agreement, £0.7 million was withheld as a reduction to the Closing Consideration and is being retained by the Company for the final working capital adjustments and indemnification of certain tax matters under the Purchase Agreement.
The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Sellers (including with respect to HooYu).
The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1.
The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Acquisition is incorporated herein by reference into this Item 2.01.
Item 8.01. Other Events.
On March 23, 2022, the Company issued a press release announcing the Acquisition. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
9.01. Financial Statements and Exhibits
Exhibits.

Exhibit Number	Description
2.1*	Purchase Agreement, dated March 23, 2022, by and among the persons whose names and addresses are set out in Schedule I and Mitek Systems, Inc.
99.1	Press Release issued on March 23, 2022.
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)
*Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitek Systems, Inc.

March 23, 2022	By:	/s/ Frank Teruel
Frank Teruel
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
2.1*	Purchase Agreement, dated March 23, 2022, by and among the persons whose names and addresses are set out in Schedule I and Mitek Systems, Inc.
99.1	Press Release issued on March 23, 2022.
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)
*Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.